UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2018

ZOE’S KITCHEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36411	56-0653504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5760 State Highway, Suite 250

Plano, Texas 75024

(Address of principal executive offices)

(214) 436-8765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Zoe’s Kitchen, Inc.

5760 State Highway, Suite 650

Plano, Texas 75024

Attention: Michael Todd, General Counsel

Copies to:

Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 Attention: Clifford E. Neimeth (212)801-9393 E-mail NeimethC@gtlaw.com	Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, VA 22102 Attention: Jason Simon (703) 749-1386 E-mail: SimonJ@gtlaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2018, Zoe’s Kitchen, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cava Group, Inc., a Delaware corporation (“Parent”), and Pita Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

The Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”).  The effective time that the Merger occurs is referred to as the “Effective Time”.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $12.75 in cash, without interest (the “Merger Consideration”).

Company Stock Options, Restricted Shares, and RSUs

At the Effective Time, (a) each outstanding stock option will accelerate and be converted into the right to receive a cash amount based on the positive excess, if any, of the Merger Consideration over the exercise price payable per share under such stock option, net of any applicable withholding taxes, (b) the vesting of each outstanding restricted share of the Company will accelerate and each such vested restricted share will receive the same treatment in the Merger as the Company Common Stock, net of any applicable withholding taxes, and (c) the vesting of each outstanding restricted stock unit award will accelerate and each such award will be converted into the right to receive the Merger Consideration, net of any applicable withholding taxes.

Parent Financing

The aggregate Merger Consideration payable to the Company’s stockholders will be financed through equity investments in Parent from investors who are parties to an equity subscription agreement, dated as of August 16, 2018 among such investors and Parent (the “Subscription Agreement”).  The Company is a third-party beneficiary of the Subscription Agreement and Parent has the ability to specifically enforce Parent’s rights under the Subscription Agreement in certain circumstances.

Conditions to the Consummation of the Merger

The obligation of the parties to consummate the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among other things, the adoption of the Merger

Agreement by the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote at a special meeting of the Company stockholders convened for such purpose (the “Special Meeting”), the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the absence of legal restraints and prohibitions against the Merger and the other transactions contemplated by the Merger Agreement.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct to the extent specified in the Merger Agreement, the other party having performed in all material respects its obligations under the Merger Agreement and, in the case of Parent and Merger Sub, the absence of any “Material Adverse Effect” (as such term is defined in the Merger Agreement) on the Company.  The Merger is not subject to any financing conditions.

Company Go-Shop

During the 35-day period after the date of the Merger Agreement (the “Go-Shop Period”), the Company and its representatives have the right to, directly or indirectly: (i) solicit, initiate, encourage and facilitate, including by making a public announcement, the submission by any person to the Company of any proposal or inquiries relating to certain alternative acquisition and business combination transactions involving the Company and/or its Subsidiaries (a “Company Takeover Proposal) or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals; (ii) initiate or participate in any discussions and negotiations with any person regarding any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposals; and (iii) furnish to any person information in connection with any Company Takeover Proposals or any inquiries or proposals that would reasonably be expected to lead to a Company Takeover Proposals (provided that all such information has previously been provided to Parent or is provided to Parent not later than 24 hours after the time it is provided to such person) pursuant to an acceptable confidentiality agreement.

Company Non-Solicitation Covenant and Permitted Response to Alternative Proposals

Following the expiration of the Go-Shop Period , the Company is not permitted to (i) directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal from any person that would reasonably be expected to lead to a Company Takeover Proposal, (ii) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any person regarding, or furnish to any person information in connection with, any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, or (iii) other than an acceptable confidentiality agreement, enter into with any person any agreement or arrangement with respect to any Company Takeover Proposal.

However, prior to obtaining stockholder approval of the Merger, in response to a bona fide written Company Takeover Proposal, the Company may (subject to certain requirements regarding confidentiality and providing certain notifications and materials to Parent) (i) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal (and its representatives) and (ii) conduct, engage or otherwise participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the person making such Company Takeover Proposal, if, and only if, the Company Takeover Proposal did not result from the Company or its representatives’ breach of the foregoing no solicitation provisions, and only if, prior to the taking of any such action, the Board of Directors of the Company (the “Board”) determines in good faith, after consultation with outside legal counsel and the Company’s financial advisor that, based on the information then available and after consultation with its financial advisor, such Company Takeover Proposal either constitutes a superior proposal or is reasonably expected to result in a superior proposal, and that, based on the information then available (including the terms and conditions of such Company Takeover Proposal and the Merger Agreement), that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law (including the General Corporations Law of the State of Delaware).

Change of Recommendation

None of the Board (including any committee of the Board) may (i)(a) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, the Board’s recommendation that the Company’s stockholders adopt the Merger Agreement and vote in favor of the Merger (the “Company Recommendation”), in a manner adverse to Parent, (b) fail to include the Company Recommendation in the Company’s proxy statement to be mailed to the Company’s stockholders in connection with the Merger, (c) at any time following the public announcement of a Company Takeover Proposal (other than a tender or exchange offer that has been publicly disclosed), fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Parent, or (d) fail to recommend rejection of any tender offer or exchange offer for outstanding shares of Company Common Stock that has been commenced by any person on or prior to the 10th business day after such commencement, any such action, a (“Company Adverse Recommendation Change”), or (ii) approve, authorize or recommend (or determine to approve, authorize or recommend) or publicly declare advisable any acquisition agreement relating to a Company Takeover Proposal (a “Company Acquisition Agreement”).

However, prior to the Company stockholders’ adoption of the Merger Agreement and approval of the Merger, the Board may make a Company Adverse Recommendation Change and terminate the Merger Agreement to enter into an agreement related to a superior proposal (provided that concurrent payment of the company termination fee is made to Parent) if (i) a bona fide written Company Takeover Proposal that was not obtained in breach of the Company’s non-solicitation covenants is received by the Company and not withdrawn and (ii) the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Company Takeover Proposal constitutes a Superior Proposal.  However, such a Company Adverse Recommendation Change and termination of the Merger Agreement may not be made unless and until (A) prior to taking such action, the Company gives Parent four business days’ advance written notice that the Board intends to convene a meeting to consider and to vote in respect to making such Company Adverse Recommendation Change, together with a reasonably detailed description of the superior proposal and true and complete copies of all relevant proposed documentation providing for such superior proposal, (B) during the pendency of such four-business-day period, if requested by Parent, the Board and its representatives negotiate in good faith with Parent and its representatives to revise the Merger Agreement (in the form of a binding amendment) to enable the Board to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that after giving effect to such modifications, such Company Takeover Proposal would no longer constitute a superior proposal, and (iii) at the expiration of such four-business-day period, the Board, after having taken into account the modifications to the Merger Agreement proposed by Parent, has determined in good faith, after consultation with outside legal counsel and its financial advisor, that a failure to make a Company Adverse Recommendation Change and terminate the Merger Agreement (subject to the requirements set forth above and as further described in and permitted by the Merger Agreement) and abandon the Merger would be inconsistent with the fiduciary duties of the Company’s directors under applicable law.

The Board may also make a Company Adverse Recommendation Change if (i) any certain material events, changes, effects, conditions, developments, facts or circumstances neither known by nor reasonably foreseeable by the Board as of the date of the Merger Agreement (an “Intervening Event”) has occurred and is continuing and (ii) the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to make a Company Adverse Recommendation Change as a result of such Intervening Event would be inconsistent with the fiduciary duties of the Company’s directors under applicable law.  A Company Adverse Recommendation Change may not be made unless and until the Board provides Parent with the same notice and matching rights as described above.

Termination; Termination Fees

The Merger Agreement contains certain termination rights for Parent and the Company including, (i) with respect to each of the Company and Parent, if the Merger is not consummated on or before March 31, 2019 (the “End Date”), (ii) with respect to the Company, if the Board makes a Company Adverse Recommendation Change and terminates the Merger Agreement in connection with a superior proposal to the extent permitted by the Merger Agreement and the Company enters into a Company Acquisition Agreement with respect to such superior proposal, and (iii) with respect to Parent, if (1) the Board makes a Company Adverse Recommendation Change, (2) the Company enters into a Company Acquisition Agreement providing for a superior proposal, (3) the Company commits a material breach of the non-solicitation covenants, (4) the Company commits a willful and material breach of the covenants relating to the Company’s stockholders’ meeting to approve the Merger resulting in the failure of the Company to convene such stockholders’ meeting prior to the third business day next preceding the End Date or (5) there is any inaccuracy in certain representations and warranties of the Company, or the Company materially breaches or fails to perform its covenants or agreements, which inaccuracy, breach or failure cannot be cured by the earlier of the End Date or 30 days after written notice.

The Company is required to pay to Parent a cash termination fee equal to $8.5 million if the Merger Agreement is terminated (i)(a) by either the Company or Parent due to the failure of the parties to consummate the Merger by the End Date or the failure of the Company stockholders to adopt the Merger Agreement at the Company’s stockholders’ meeting convened for such purpose or (b) by Parent for certain breaches by the Company of its representations or warranties or its failure to perform its covenants and agreements, and, in each case, only if a certain “qualifying transaction” involving the Company has been made or publicly announced and, within 12 months of such termination, the Company has entered into or consummated any qualifying transaction, (ii) by the Company if it makes a Company Adverse Recommendation Change in connection with a superior proposal and enters into a Company Acquisition Agreement related thereto, or (iii) by Parent as a result of (a) a Company Adverse Recommendation Change made by the Board, (b) the Company having entered into a Company Acquisition Agreement providing for a superior proposal, (c) the Company having committed a material breach of the non-solicitation covenants, or (d) the Company having committed a willful and material breach of the covenants relating to the Company’s stockholders’ meeting to approve the Merger resulting in the failure of the Company to convene such stockholders’ meeting prior to the third business day immediately preceding the End Date.

The Company is required to reimburse Parent for all reasonable and documented out-of-pocket expenses incurred by Parent or Merger Sub, up to $1.5 million in the aggregate, in connection with the Merger Agreement and the transactions contemplated thereby if the Merger Agreement is terminated by the Company or Parent if the Company’s stockholders fail to vote to adopt the Merger Agreement at the Company’s stockholders’ meeting convened for such purpose.

Parent is required to pay the Company a cash termination fee equal to $17 million (the “Parent Termination Fee”) if the Merger Agreement is terminated by the Company if and when (i) conditions to Parent’s obligation to consummate the Merger have been satisfied or waived, (ii) Parent and Merger Sub fail to consummate the Closing on the date that the Closing should have occurred, (iii) the Company has provided irrevocable written notice to Parent that (A) all of the conditions to Parent’s obligations to consummate the Merger have been and continue to be satisfied or waived, and (B)  the Company is ready, willing and able to consummate the Closing, and (iv) at all times during the three (3) business day period following the delivery of the written notice referenced in (iii) above, the Company stood ready, willing and able to consummate the Closing, provided, however, that the Company will not have the right to terminate the Merger Agreement and collect the Parent Termination Fee if the Company is then in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement.

Representations, Warranties and Covenants

The Company, Parent and Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

*     *     *

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.  The holders of Company Common Stock and other investors are not third-party beneficiaries under the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 17, 2018, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed Merger transaction with Parent, the financing of the proposed Merger transaction, all discussions, expressed or implied, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions.  All statements in this Report that are not historical facts are forward-looking statements that reflect the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below.  Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed Merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, uncertainties as to the timing of the Merger, adverse effects on the Company’s stock price resulting from the announcement of the Merger or the failure of the Merger to be completed, competitive responses to the announcement of the Merger, the risk that regulatory, licensure or other approvals required for the consummation of the Merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the Merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control.  The Company cautions investors that any forward-looking statements made by it are not guarantees of future performance.  The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement (as defined below) or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Merger.  This communication may be deemed to be solicitation material in respect of the proposed Merger.  In connection with the Merger, the Company will prepare and mail a definitive proxy statement (the “Proxy Statement”) to its stockholders entitled to vote at the special meeting of stockholders relating to the proposed Merger, along with a proxy card.  Relevant materials, including the Proxy Statement will be filed with or furnished to the SEC.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS.  In addition to receiving the Proxy Statement by mail, stockholders also will be able to obtain the Proxy Statement, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov).  In addition, these documents can be obtained, without charge, by sending a written request to Zoe’s Kitchen, Inc., 5760 State Highway, Suite 250, Plano, Texas 75024, Attention: Michael Todd, or by calling (214) 436-8765.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders with respect to the Merger and the other transactions contemplated by the Merger Agreement.  Information regarding the persons or entities who may be considered “participants” in the solicitation of proxies will be set forth in the Proxy Statement relating to the Merger, when each is filed with the SEC. Information regarding the directors and executive officers of the Company is set forth in the Company’s 2017 Annual Report on Form 10-K, which was filed with the SEC on February 22, 2018.  Additional information regarding the direct and indirect interests of such potential participants will be included in the Proxy Statement and the other relevant documents filed with the SEC in connection with the Merger and the other transactions contemplated by the Merger Agreement when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 16, 2018, by and among Zoe’s Kitchen, Inc., Cava Group, Inc. and Pita Merger Sub, Inc.

99.1	Press release dated August 17, 2018

* The exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Current Report on Form 8-K pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE’S KITCHEN, INC.

By:	/s/ Kevin Miles
Name: Kevin Miles
Title: President and Chief Executive Officer

August 20, 2018